Exhibit 23

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Cinergy Corp.’s Registration Statement Nos. 33-55267, 33-55713, 33-56089, 33-56091, 33-56093, 33-56095, 333-51484, 333-83461, 333-83467, 333-72898, 333-72900, 333-72902, 333-81770, 333-101707 and 333-102515 of our report dated February 16, 2004 (which expresses an unqualified opinion on the Company’s consolidated financial statements and includes an explanatory paragraph referring to the Company’s change effective in 2002 in its method of accounting for goodwill; change effective January 1, 2003 in its accounting for stock based compensation; change effective January 1, 2003 in its accounting for energy trading and derivative contracts with the adoption of EITF 02-3; change effective January 1, 2003 in its accounting method for asset retirement obligations; and change effective July 1, 2003 in its accounting for the consolidation of variable interest entities), appearing in this Annual Report on Form 10-K of Cinergy Corp. for the year ended December 31, 2003.

Deloitte & Touche LLP

Cincinnati, Ohio

February 25, 2004

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in PSI Energy, Inc.’s Registration Statement No. 333-103304 of our report dated February 16, 2004 (which expresses an unqualified opinion on the Company’s consolidated financial statements and includes an explanatory paragraph referring to the Company’s change effective January 1, 2003 in its accounting for energy trading and derivative contracts with the adoption of EITF 02-3 and change effective January 1, 2003 in it’s accounting method for asset retirement obligations), appearing in this Annual Report on Form 10-K of PSI Energy, Inc. for the year ended December 31, 2003.

Deloitte & Touche LLP

Cincinnati, Ohio

February 25, 2004

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in The Cincinnati Gas & Electric Company’s Registration Statement No. 333-103200 of our report dated February 16, 2004 (which expresses an unqualified opinion on the Company’s consolidated financial statements and includes an explanatory paragraph referring to the Company’s change effective January 1, 2003 in its accounting for energy trading and derivative contracts with the adoption of EITF 02-3 and change effective January 1, 2003 in its accounting method for asset retirement obligations), appearing in this Annual Report on Form 10-K of The Cincinnati Gas & Electric Company for the year ended December 31, 2003.

Deloitte & Touche LLP

Cincinnati, Ohio

February 25, 2004

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in The Union Light, Heat and Power Company’s Registration Statement Nos. 33-40245 and 333-83381 of our report dated February 16, 2004 (which expresses an unqualified opinion on the Company’s financial statements and includes an explanatory paragraph referring to the Company’s change effective January 1, 2003 in its accounting method for asset retirement obligations), appearing in this Annual Report on Form 10-K of The Union Light, Heat and Power Company for the year ended December 31, 2003.

Deloitte & Touche LLP

Cincinnati, Ohio

February 25, 2004